UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported)      December 9, 2004

COX COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-6590 (Commission File Number)	58-2112288 (I.R.S. Employer Identification Number)

1400 Lake Hearn Drive Atlanta, Georgia (Address of Principal Executive Offices)	30319 (Zip Code)

(404) 843-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 9, 2004, Cox Communications, Inc. announced a private offering of senior notes pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended. In connection with this offering, Cox will agree to file a registration statement with the Securities and Exchange Commission (“SEC”) relating to an offer to exchange the notes issued in the private offering for publicly tradeable notes having substantially identical terms in accordance with published SEC interpretations. Cox expects to use the net proceeds from this offering to refinance borrowings under its 18-month unsecured $3.0 billion term loan that was drawn down to finance a potion of the consideration to purchase Cox Class A common stock pursuant to Cox’s joint tender offer to purchase its Class A common stock not beneficially owned by Cox Enterprises, Inc. For more information regarding the tender offer, please see Cox’s Schedule TO, as amended, Cox’s Schedule 14D-9, as amended, and Cox’s Form 8-K dated and filed December 8, 2004, each as filed with the Securities and Exchange Commission.

This report is not an offer to sell or a solicitation to buy any securities of Cox. Offers for the senior notes are being made by a private preliminary offering memorandum distributed only to qualified institutional buyers pursuant to Rule 144A and in offshore transactions pursuant to Regulation S. The senior notes being offered by Cox have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws pursuant to registration thereunder or an exemption therefrom.

The information set forth below was provided to prospective investors in connection with Cox’s private offering of senior notes and is being furnished with this report:

RECENT DEVELOPMENTS

Ratings Downgrades

      On December 6, 2004, Fitch Ratings (“Fitch”), citing the increase in indebtedness required to complete Cox and Holdings’ joint tender offer to purchase all of Cox’s outstanding Cox Class A common stock that Cox Enterprises, Inc. (“CEI”) did not beneficially own and the follow-on merger, lowered the corporate credit rating of Cox from BBB to BBB- with a stable outlook. On October 27, 2004, Moody’s Investors Service (“Moody’s”) downgraded Cox’s corporate credit rating from Baa2 to Baa3 with a stable outlook. Moody’s also rated Cox’s new credit facility Baa3. Moody’s and Fitch also cited their expectation that Cox would undertake asset sales, private equity capital transactions or a combination of these to reduce debt incurred to fund the tender offer and the follow-on merger. Management regularly reviews Cox’s operations and investments to determine whether current operations and investments are consistent with Cox’s plans for the future, but no determination has been made with respect to identifying assets to sell or the timing of such sales or whether private equity capital or some combination would be appropriate for the company. Cox believes that the downgrades by Moody’s and Fitch will not have a material adverse impact on its liquidity.

      Currently, Standard and Poor’s (“S&P”) has a negative watch on Cox’s credit ratings in light of the closing of the tender offer and the follow-on merger. On October 19, 2004, S&P confirmed that based on the increase in indebtedness required to complete the tender offer and the follow-on merger, the corporate credit rating of Cox would be lowered from BBB to BBB-. Cox believes that if S&P were to downgrade Cox’s corporate credit rating following the tender offer and the follow-on merger, such downgrade would not have a material adverse impact on its liquidity.

New Accounting Pronouncement

      On September 29, 2004, the SEC announced that a direct value method should be used to determine the fair value of all intangible assets required to be recognized under Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” and that registrants should apply a direct value method to such assets acquired in business combinations completed after September 29, 2004. Further, registrants who have applied the residual method to the valuation of intangible assets for purposes of impairment testing shall perform an impairment test, the transition test, using a direct value method on all intangible assets that were previously valued using the residual method under SFAS No. 142, “Goodwill and Other Intangible Assets,” no later than the beginning of their first fiscal year beginning after December 15, 2004. Impairments of intangible assets recognized upon application of a direct value method by entities previously applying the residual method should be reported as a cumulative effect of a change in accounting principle. Related deferred tax effects should also be reported as part of the cumulative effect of a change in accounting principle. Reclassification of recorded balances between goodwill and intangible assets immediately prior to adoption is prohibited. Early adoption of this SEC position is encouraged.

      Consistent with this SEC position, Cox will apply a direct value method to determine the fair value of all intangible assets required to be recognized under SFAS No. 141 for such assets acquired in business combinations completed after September 29, 2004. In addition, during the fourth quarter of 2004, Cox will perform a transition test to the valuation of its indefinite-lived intangible assets comprised of cable franchise rights, acquired prior to September 29, 2004 and were previously valued using the residual method. The application of this transition test to Cox’s indefinite-lived intangible assets using the direct value method is expected to result in a non-cash charge that may be material. This non-cash charge will be reported as a cumulative effect of a change in accounting principle, net of tax, in Cox’s consolidated statement of operations for the year ended December 31, 2004, as prescribed by the foregoing SEC position. Further, Cox currently estimates that this non-cash charge may range from approximately $2.5 billion to approximately $3.5 billion, on a pre-tax basis. This is a preliminary estimate made in good faith and further analysis and review by management is required. The final non-cash charge could be above or below current estimates.

RISK FACTORS

We have significant debt and may not maintain investment-grade credit ratings.

      We have a significant amount of debt. As of the date of this report, we have total long-term obligations of approximately $11.8 billion. Our credit ratings are currently lower than our historical credit ratings due to our incurrence of debt to finance the repurchase of all of our outstanding Class A common stock in December 2004. Cash generated from operating activities and borrowing has been sufficient to fund Cox’s debt service, working capital obligations and capital expenditure requirements. Cox believes that it will continue to generate cash and obtain financing sufficient to meet these requirements. However, if Cox were unable to meet these requirements, Cox would have to consider refinancing its indebtedness or obtaining new financing. Although in the past Cox has been able to refinance its indebtedness and obtain new financing, there can be no assurance that Cox will be able to do so in the future or that, if Cox were able to do so, the terms available would be acceptable to Cox. In addition, Cox must manage exposure to interest rate risk due to variable rate debt instruments. It is possible that we may not maintain an investment-grade credit rating. Differences in credit ratings would affect the interest rates charged on financings, as well as the amounts of indebtedness, types of financing structures and debt markets that may be available to us in the future.

Failure by us to maintain investment-grade credit ratings could have a material adverse effect on our ability to obtain additional financing at rates or upon terms acceptable to us. For more information regarding our credit ratings, see “Recent Developments.”

We face a wide range of competition in areas served by our cable systems, which could adversely affect our future results of operations.

      Our cable systems compete with a number of different sources which provide news, information and entertainment programming to consumers. We compete directly with program distributors, telephone companies and other companies that use satellites, build competing cable systems in the same communities we serve or otherwise offer programming and other communications services to our subscribers and potential subscribers. Some local telephone companies provide, or have announced plans to provide, video services within and outside their telephone service areas. Additionally, we are subject to competition from telecommunications providers and Internet service providers, known as ISPs, in connection with offerings of new and advanced services, including high-speed Internet services and Voice over Internet Protocol, or VoIP, telephone service. This competition may materially adversely affect our business and operations in the future.

      Numerous companies, including telephone companies, have introduced Digital Subscriber Line technology, known as DSL, which provides Internet access to subscribers at data transmission speeds substantially greater than that of conventional analog modems. We expect other advances in communications technology, as well as changes in the marketplace, to occur in the future. Other new technologies and services may develop and may compete with services that cable systems offer. The success of these ongoing and future developments could have a negative impact on our business operations. Moreover, in recent years, Congress has enacted legislation and the Federal Communications Commission, or FCC, has adopted regulatory policies intended to provide a favorable operating environment for existing competitors and for potential new competitors to our cable systems.

Programming costs are increasing and we may not have the ability to pass these increases on to our subscribers, which would materially adversely affect our cash flow and operating margins.

      Programming costs are a significant expense item and will continue to be significant in the foreseeable future. In recent years, the cable and satellite video industries have experienced a rapid increase in the cost of programming, particularly sports programming. Increases are expected to continue, and we may not be able to pass a portion of these programming cost increases on to our subscribers. The inability to pass a portion of these programming cost increases on to our subscribers would have a material adverse impact on our operating results. In addition, as we upgrade the channel capacity of our systems and add programming to our basic, expanded basic and digital programming tiers, we may face increased programming costs, which, in conjunction with the additional market constraints on our ability to pass programming costs on to our subscribers, may reduce operating margins.

      We also expect to be subject to increasing demands by broadcasters to obtain their consent, where required, for the retransmission of broadcast programming to our subscribers. We cannot predict the impact of these negotiations or the effect on our business and operations should we fail to obtain any required broadcasters’ retransmission consents.

We are subject to regulation by federal, state and local governments which may impose costs and restrictions.

      Federal, state and local governments extensively regulate the cable industry. We expect that legislative enactments, court actions and regulatory proceedings will continue to clarify and in some cases change the rights and obligations of cable companies and other entities under the Communications Act of 1934, as amended, and other laws, possibly in ways that we have not foreseen. The results of these legislative, judicial and administrative actions may materially adversely affect our business operations. Local authorities grant us franchises that permit us to operate our cable systems. We will have to renew or renegotiate these franchises from time to time. Local franchising authorities often demand concessions or other commitments as a condition to renewal or transfer, which concessions or other commitments could be costly to us in the future.

We are subject to additional regulatory burdens in connection with the provision of phone services, which could cause us to incur additional costs.

      We are subject to risks associated with the regulation of our circuit-switched phone services by the FCC and state public utility commissions, or PUCs. Telecommunications companies generally are subject to significant common-carrier regulation. This regulation could materially adversely affect our business operations.

      We have launched VoIP phone service in certain markets. The FCC has initiated a rulemaking to consider whether and how to regulate VoIP services. VoIP services may also be subject to potential regulation at the state level, and several states have attempted to impose traditional common-carrier regulation on such services. It is unclear how these VoIP-related proceedings at the federal and state levels, and related judicial proceedings that will ensue, might affect our planned VoIP service.

We may face new regulatory requirements because of technological advances, which could adversely affect our future results of operations.

      Ever since high-speed cable Internet service was introduced, some local governments and various competitors sought to impose regulatory requirements on how we deal with ISPs. Thus far, only a few local governments have imposed such requirements, and the courts have invalidated all of them. Likewise, the FCC has refused to treat our service as a common carrier “telecommunications service,” but has instead classified it as an “interstate information service,” which has historically resulted in significantly reduced regulatory obligations. However, the FCC’s decision was vacated by a federal appellate court, which found that high-speed cable Internet service is, in part, a telecommunications service. That decision has been stayed pending an appeal to the United States Supreme Court which has agreed to review the case. Thus, it is unclear how our high-speed broadband services will ultimately be classified for regulatory purposes, or whether we will be subject to “open access” or similar requirements. Any such requirements could adversely affect the results of our operations.

      In addition, the FCC itself is still considering whether it should impose any regulatory requirements on high speed broadband services and also whether local franchising authorities should be permitted to impose fees or other requirements, such as service quality or customer service standards on such services. Some franchising authorities may attempt to impose such requirements and make them a condition of our cable franchise. Also, some franchising authorities have requested payment of franchise fees on high-speed broadband service revenues. We cannot now predict whether these or similar regulations will be adopted and, if so, what effects, if any, they would have on our business.

There will be no public trading market for the notes, and your ability to sell your new notes is limited.

      The notes are new securities, and there is no existing public market for these notes. We cannot assure you as to the liquidity of any markets that may develop for the notes, the ability of holders of the notes to sell their notes or the price at which holders would be able to sell their notes. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. The initial purchasers have advised us that they currently intend to make a market in the notes. However, none of the initial purchasers is obligated to do so and any market-making may be discontinued by any of them at any time without notice. In addition, market-making activity may be limited during the pendency of the exchange offer registration statement. Cox does not intend to apply for listing of the notes on any securities exchange. The notes offered hereby have not been registered under the Securities Act. Accordingly, the notes offered hereby may only be offered or sold pursuant to an exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement. Although we will be obligated to consummate the exchange offer for equivalent registered securities or to register resales of the notes under the Securities Act, we cannot assure you that an active trading market for the notes will develop or be sustained and, prior to an exchange or registration, the notes will be subject to significant restrictions on transfer.

UNAUDITED PRO FORMA AND AS ADJUSTED COMBINED CONDENSED FINANCIAL INFORMATION

Unaudited pro forma financial information that gives effect to the tender offer and the follow-on merger that is being provided to prospective investors in connection with Cox’s private offering of senior notes is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

     (a)      None

     (b)      None

     (c)      Exhibits

99.1	Unaudited Pro Forma and As Adjusted Combined Condensed Financial Information (furnished pursuant to Item 7.01 of Form 8-K).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: December 9, 2004

COX COMMUNICATIONS, INC.
By:	/s/ Jimmy W. Hayes
Jimmy W. Hayes
Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Unaudited Pro Forma and As Adjusted Combined Condensed Financial Information